EXHIBIT 21


                        PREMIUMWEAR, INC. and SUBSIDIARY

                          Subsidiary of the Registrant



                                                       State of Jurisdiction
                                                         of Incorporation
                                                         ----------------

Munsingwear Canada Limited (inactive)                         Canada